Pricing Supplement dated December 30, 2025

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

￭Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® (each referred to as an “Index”)

￭Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing level of the lowest performing Index on the relevant call date. The lowest performing Index on any call date is the Index that has the lowest closing level on that call date as a percentage of its starting level

￭Automatic Call. If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 11.20% per annum. Please see "Terms of the Securities — Call Dates and Call Premiums" below for the call dates and call premiums.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be equal to or less than the face amount depending on the closing level of the lowest performing Index on the final calculation day as follows:

￭If the closing level of the lowest performing Index on the final calculation day is less than its starting level, but greater than or equal to its threshold level, you will receive the face amount of your securities

￭If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing Index on the final calculation day from its starting level, and you will lose more than 25%, and possibly all, of the face amount of your securities

￭The threshold level for each Index is 75% of its starting level

￭Investors may lose a significant portion, or all, of the face amount

￭Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date. You will not benefit in any way from the performance of a better performing Index. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably

￭Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date exceeds its starting level by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of any Index beyond the applicable fixed call premium

￭All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

￭No periodic interest payments or dividends on securities included in any Index

￭No exchange listing; designed to be held to maturity

The estimated value of the securities as determined by the Bank as of the pricing date is $963.86 (96.386%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, has agreed to purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”). Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, this pricing supplement may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$25.75	$974.25
Total	$3,924,000.00	$84,820.50	$3,209,179.50

(1) Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $25.75 (2.575%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:	The S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date:	December 30, 2025.
Issue Date:	January 5, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Automatic Call:

If the closing level of the lowest performing Index on any call date is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. The last call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing level of the lowest performing Index on the applicable call date exceeds its starting level by significantly more than the percentage represented by such call premium. You will not participate in any appreciation of any Index beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Dates and Call Premiums:

The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 11.20% per annum.

Call Date

Call Premium

Payment per Security upon an Automatic Call

January 5, 2027

11.200%

$1,112.00

February 5, 2027

12.133%

$1,121.33

March 5, 2027

13.067%

$1,130.67

April 5, 2027

14.000%

$1,140.00

May 5, 2027

14.933%

$1,149.33

June 7, 2027

15.867%

$1,158.67

July 5, 2027

16.800%

$1,168.00

August 5, 2027

17.733%

$1,177.33

September 7, 2027

18.667%

$1,186.67

October 5, 2027

19.600%

$1,196.00

November 5, 2027

20.533%

$1,205.33

December 6, 2027

21.467%

$1,214.67

January 5, 2028

22.400%

$1,224.00

February 7, 2028

23.333%

$1,233.33

March 6, 2028

24.267%

$1,242.67

April 5, 2028

25.200%

$1,252.00

May 5, 2028

26.133%

$1,261.33

June 5, 2028

27.067%

$1,270.67

July 5, 2028

28.000%

$1,280.00

August 7, 2028

28.933%

$1,289.33

September 5, 2028

29.867%

$1,298.67

October 5, 2028

30.800%

$1,308.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

November 6, 2028

31.733%

$1,317.33

December 5, 2028

32.667%

$1,326.67

January 5, 2029

33.600%

$1,336.00

February 5, 2029

34.533%

$1,345.33

March 5, 2029

35.467%

$1,354.67

April 5, 2029

36.400%

$1,364.00

May 7, 2029

37.333%

$1,373.33

June 5, 2029

38.267%

$1,382.67

July 5, 2029

39.200%

$1,392.00

August 6, 2029

40.133%

$1,401.33

September 5, 2029

41.067%

$1,410.67

October 5, 2029

42.000%

$1,420.00

November 5, 2029

42.933%

$1,429.33

December 5, 2029

43.867%

$1,438.67

December 31, 2029

44.800%

$1,448.00

We refer to December 31, 2029 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.

Call Settlement Date:

Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.

Stated Maturity Date:	January 4, 2030, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its threshold level: $1,000; or

• if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities at stated maturity.

Lowest Performing Index:	For any call date, the “lowest performing Index” will be the Index with the lowest performance factor on that call date.
Performance Factor:	With respect to an Index on any call date, its closing level on such call date divided by its starting level (expressed as a percentage).
Closing Level:

With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Starting Level:

With respect to the S&P 500® Index: 6,896.24, its closing level on the pricing date.

With respect to the Russell 2000® Index: 2,500.586, its closing level on the pricing date.

With respect to the Dow Jones Industrial Average®: 48,367.06, its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Threshold Level:

With respect to the S&P 500® Index: 5,172.18, which is equal to 75% of its starting level.

With respect to the Russell 2000® Index: 1,875.4395, which is equal to 75% of its starting level.

With respect to the Dow Jones Industrial Average®: 36,275.295, which is equal to 75% of its starting level.

Market Disruption Events and

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Postponement Provisions:

final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the call dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date and the final calculation day is a “calculation day”, and each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates has agreed to purchase the aggregate face amount of the securities and as part of the distribution, has agreed to sell the securities to WFS at a discount of $25.75 (2.575%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of $20.00 (2.00%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we will pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419HGL2/US06419HGL24

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, underlier supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities is lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

￭believe that the closing level of the lowest performing Index will be greater than or equal to its starting level on one of the call dates;

￭seek the potential for a fixed return if the lowest performing Index is greater than or equal to its starting level as of any of the call dates in lieu of full participation in any potential appreciation of any Index;

￭are willing to accept the risk that, if the closing level of the lowest performing Index is less than its starting level on each call date, they will not receive any positive return on their investment in the securities;

￭are willing to accept the risk that, if the securities are not automatically called and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

￭understand that the return on the securities will depend solely on the performance of the lowest performing Index on each call date and that they will not benefit in any way from the performance of a better performing Index;

￭understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

￭understand and are willing to accept the full downside risks of each Index;

￭are willing to forgo interest payments on the securities and dividends on securities included in any Index; and

￭are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at stated maturity;

￭believe that the closing level of the lowest performing Index will be less than its starting level on each call date;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the closing level of the lowest performing Index is less than its starting level on each call date, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that the closing level of the lowest performing Index on the final calculation day may decline to less than its threshold level;

￭are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price;

￭seek current income;

￭are unwilling to accept the risk of exposure to the Indices;

￭seek interest payments on the securities or exposure to the upside performance of any or each Index beyond the applicable call premiums;

￭seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

￭are unwilling to accept the credit risk of the Bank; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The S&P 500® Index,” “The Russell 2000® Index” and “The Dow Jones Industrial Average®” below.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will be determined based on the closing level of the lowest performing Index on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Level Of The Lowest Performing Index On The Final Calculation Day Is Less Than Its Threshold Level, You Will Lose More Than 25%, And Possibly All, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the closing level of the lowest performing Index is less than its starting level on each call date, the securities will not be automatically called, and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level of the lowest performing Index on the final calculation day.

If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the level of the lowest performing Index, resulting in a loss of 1% of the face amount for every 1% decline in the lowest performing Index. The threshold level for each Index is 75% of its starting level. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 25.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, if the ending level of the lowest performing Index on the final calculation day is less than the threshold level, you will lose more than 25%, and possibly all, of the face amount at stated maturity. This is the case even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.

If the securities are not automatically called, your return on the securities will be zero or negative and, therefore, will be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating and term to maturity.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences”.

The Potential Return On The Securities Is Limited To The Call Premium And You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.

The potential return on the securities is limited to the applicable call premium, regardless of the performance of any Index, and may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Index. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If Another Index Performs Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if another Index performs favorably. The securities are not linked to a basket composed of the Indices, where the better performance of an Index could offset the poor performance of another. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Call Date, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Index.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each call date. Although it is necessary for each Index to close above its starting level on the relevant call date in order for you to receive a call premium and above its respective threshold level on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Index. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of any better performing Index(s) would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of a better performing Index is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, such equity markets may not perform similarly over the term of the securities.

Higher Call Premiums Are Associated With Greater Risk.

The securities offer the potential to receive a call premium that reflects a per annum rate that is higher than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that the securities will not be automatically called and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Indices and the correlation of the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation of the Indices as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its starting level on each call date such that the securities will not be automatically called for the applicable call premium, and that the closing level of at least one Index will be less than its threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that the securities will not be automatically called and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including any payment upon an automatic call and the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Is Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities exceeds the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities was determined by reference to the Bank's internal pricing models when the terms of the securities were set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate has an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Levels Of The Indices Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Indices or their constituent stocks (the “index constituent stocks”). Changes in the levels of the Indices or the index constituent stocks may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the levels of the Indices over the full term of the security, (ii) volatility of the levels of the Indices and the market's perception of future volatility of the levels of the Indices, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the index constituent stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated levels of the Indices and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Indices

The Indices Reflect Price Return Only And Not Total Return.

The return on your securities is based on the performance of the lowest performing Index, and each Index reflects the changes in the market prices of its index constituent stocks. The securities are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the index constituent stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

●We And Our Affiliates And The Agents And Their Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000® Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Call Date Is Postponed.

A call date (including the final calculation day) will be postponed with respect to an Index if the applicable originally scheduled call date is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that call date. If such a postponement occurs with respect to a call date other than the final calculation day, then the related call settlement date will be the business day that follows such postponed call date by a number of business days equal to the number of business days between the originally scheduled call date and the originally scheduled call settlement date. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level of any Index. The hypothetical starting level of each Index of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index were determined on the pricing date and are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Call Premiums:	Call Date:	Call Premium:
	1st call date	11.200%
	2nd call date	12.133%
	3rd call date	13.067%
	4th call date	14.000%
	5th call date	14.933%
	6th call date	15.867%
	7th call date	16.800%
	8th call date	17.733%
	9th call date	18.667%
	10th call date	19.600%
	11th call date	20.533%
	12th call date	21.467%
	13th call date	22.400%
	14th call date	23.333%
	15th call date	24.267%
	16th call date	25.200%
	17th call date	26.133%
	18th call date	27.067%
	19th call date	28.000%
	20th call date	28.933%
	21st call date	29.867%
	22nd call date	30.800%
	23rd call date	31.733%
	24th call date	32.667%
	25th call date	33.600%
	26th call date	34.533%
	27th call date	35.467%
	28th call date	36.400%
	29th call date	37.333%
	30th call date	38.267%
	31st call date	39.200%
	32nd call date	40.133%
	33rd call date	41.067%
	34th call date	42.000%
	35th call date	42.933%
	36th call date	43.867%
	37th call date	44.800%
Hypothetical Starting Level:	For each Index, 100.00
Hypothetical Threshold Level:	For each Index, 75.00 (75% of its hypothetical starting level)

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Hypothetical Payout Profile**

Hypothetical Redemption Amount at Maturity
Least Performing Underlying Index
First Call Date (Call Premium: 11.20%)
Thirteenth Call Date (Call Premium: 22.40%)
Twenty-Fifth Call Date (Call Premium: 33.60%)
Thirty-Seventh Call Date (Call Premium: 44.80%)
Security Return
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Thirty-Seventh Call Date (Call Premium: 44.80%)
Twenty-Fifth Call Date (Call Premium: 33.60%)
Thirteenth Call Date (Call Premium: 22.40%)
First Call Date (Call Premium: 11.20%)
25% Contingent Downside Protection
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
Hypothetical Percentage Change in the Closing Level of the Lowest Performing Underlying Index from Pricing Date to Applicable Call Date

**Not all call dates reflected; reflects only the first, thirteenth and final call dates for illustrative purposes only

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Payment per security on related call settlement date	Pre-tax total rate of return(1)
1st call date	$1,112.00	11.200%
2nd call date	$1,121.33	12.133%
3rd call date	$1,130.67	13.067%
4th call date	$1,140.00	14.000%
5th call date	$1,149.33	14.933%
6th call date	$1,158.67	15.867%
7th call date	$1,168.00	16.800%
8th call date	$1,177.33	17.733%
9th call date	$1,186.67	18.667%
10th call date	$1,196.00	19.600%
11th call date	$1,205.33	20.533%
12th call date	$1,214.67	21.467%
13th call date	$1,224.00	22.400%
14th call date	$1,233.33	23.333%
15th call date	$1,242.67	24.267%
16th call date	$1,252.00	25.200%
17th call date	$1,261.33	26.133%
18th call date	$1,270.67	27.067%
19th call date	$1,280.00	28.000%
20th call date	$1,289.33	28.933%
21st call date	$1,298.67	29.867%
22nd call date	$1,308.00	30.800%
23rd call date	$1,317.33	31.733%
24th call date	$1,326.67	32.667%
25th call date	$1,336.00	33.600%
26th call date	$1,345.33	34.533%
27th call date	$1,354.67	35.467%
28th call date	$1,364.00	36.400%

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Hypothetical call date on which securities are automatically called	Payment per security on related call settlement date	Pre-tax total rate of return(1)
29th call date	$1,373.33	37.333%
30th call date	$1,382.67	38.267%
31st call date	$1,392.00	39.200%
32nd call date	$1,401.33	40.133%
33rd call date	$1,410.67	41.067%
34th call date	$1,420.00	42.00%
35th call date	$1,429.33	42.933%
36th call date	$1,438.67	43.867%
37th call date	$1,448.00	44.800%

If the securities are not automatically called:

Hypothetical performance factor of lowest performing Index on final calculation day	Maturity payment amount per security	Pre-tax total rate of return(1)
90.00%	$1,000.00	0.00%
80.00%	$1,000.00	0.00%
75.00%	$1,000.00	0.00%
74.00%	$740.00	-26.00%
70.00%	$700.00	-30.00%
60.00%	$600.00	-40.00%
50.00%	$500.00	-50.00%
25.00%	$250.00	-75.00%
0.00%	$0.00	-100.00%

(1) The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000.

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing level of the lowest performing Index on the first call date is greater than or equal to its starting level, and the securities are automatically called on the first call date:

	S&P 500® Index	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on first call date:	145.00	155.00	140.00
Performance factor on first call date (closing level on first call date divided by its starting level):	145.00%	155.00%	140.00%

Step 1: Determine which Index is the lowest performing Index on the first call date.

In this example, the Dow Jones Industrial Average® has the lowest performance factor on the first call date and is, therefore, the lowest performing Index on the first call date.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing level of the lowest performing Index on the first call date is greater than or equal to its hypothetical starting level, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 11.20% of the face amount. Even though the lowest performing Index appreciated by 40.00% from its starting level to its closing level on the first call date in this example, your return is limited to the call premium of 11.20% that is applicable to such call date.

On the call settlement date, you would receive $1,112.00 per security.

Example 2. The securities are not automatically called prior to the last call date (the final calculation day). The closing level of the lowest performing Index on the final calculation day is greater than or equal to its starting level, and the securities are automatically called on the final calculation day:

	S&P 500® Index	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing levels on call dates prior to the final calculation day:	Various (all below starting level)	Various (all below starting level)	Various (all below starting level)
Hypothetical closing levels on final calculation day (i.e. the ending level):	106.00	107.00	105.00

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Performance factor on final calculation day (closing level divided by its starting level):	106.00%	107.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Dow Jones Industrial Average® has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the payment upon automatic call.

Because the hypothetical closing level of the lowest performing Index on each call date prior to the last call date (which is the final calculation day) is less than its hypothetical starting level, the securities are not called prior to the final calculation day. Because the closing level of the lowest performing Index on the final calculation day is greater than or equal to its starting level, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the face amount of your securities plus a call premium of 44.80% of the face amount.

On the call settlement date (which is the stated maturity date), you would receive $1,448.00 per security.

Example 3. The securities are not automatically called. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than or equal to its threshold level and the maturity payment amount is equal to the face amount:

	S&P 500® Index	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing levels on call dates prior to the final calculation day:	Various (all above starting level)	Various (all below starting level)	Various (all above starting level)
Hypothetical ending level:	135.00	85.00	125.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor on final calculation day (closing level divided by its starting level):	135.00%	85.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level, but greater than or equal to its hypothetical threshold level, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending level of the lowest performing Index on the final calculation day is less than its threshold level and the maturity payment amount is less than the face amount:

	S&P 500® Index	Russell 2000® Index	Dow Jones Industrial Average®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing levels on call dates prior to the final calculation day:	Various (all above starting level)	Various (all below starting level)	Various (all above starting level)
Hypothetical ending level:	110.00	50.00	120.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor on final calculation day (closing level divided by its starting level):	110.00%	50.00%	120.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor on the final calculation day and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Because the hypothetical closing level of the lowest performing Index on each call date (including the final calculation day) is less than its hypothetical starting level, the securities are not automatically called. Because the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical threshold level, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 50.00% = $500.00

On the stated maturity date, you would receive $500.00 per security, resulting in a loss of 50.00%. As this example illustrates, if any Index depreciates below its threshold level on the final calculation day, you will incur a loss on the securities at maturity, even if another Index has appreciated or have not declined below its threshold level.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

The S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P”), and/or its affiliates.

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the S&P 500® Index, S&P and our license agreement with respect to the S&P 500® Index. Additional information regarding the S&P 500® Index, including its sectors, sector weightings and top constituents, may be available on S&P’s website.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 1, 2020 to December 30, 2025. The closing level on December 30, 2025 was 6,896.24. The historical performance of the S&P 500® Index should not be taken as an indication of the future performance of the S&P 500® Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the S&P 500® Index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the S&P 500® Index on any call date or its ending level. We cannot give you assurance that the performance of the S&P 500® Index will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

The Russell 2000® Index

We have derived all information contained herein regarding the Russell 2000® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell, and/or its affiliates.

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. It includes the stocks of approximately 2,000 of the smallest companies that form the Russell 3000® Index, which is comprised of approximately 3,000 of the largest U.S. companies. Please see “Indices — The Russell 2000® Index” in the accompanying underlier supplement for additional information regarding the Russell 2000® Index, FTSE Russell and our license agreement with respect to the Russell 2000® Index. Additional information regarding the Russell 2000® Index, including its sectors, sector weightings and top constituents, may be available on FTSE Russell’s website.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 1, 2020 to December 30, 2025. The closing level on December 30, 2025 was 2,500.586. The historical performance of the Russell 2000® Index should not be taken as an indication of the future performance of the Russell 2000® Index during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Russell 2000® Index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the Russell 2000® Index on any call date or its ending level. We cannot give you assurance that the performance of the Russell 2000® Index will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

The Dow Jones Industrial Average®

We have derived all information contained herein regarding the Dow Jones Industrial Average®, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (the “sponsor”), and/or its affiliates.

The Dow Jones Industrial Average® is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies selected at the discretion of an Averages Committee that selects the components as the largest and leading stocks of the sectors that are representative of the U.S. equity market, excluding the transportation and utilities industries. Please see “Indices — The Dow Jones Industrial Average®” in the accompanying underlier supplement for additional information regarding the Dow Jones Industrial Average®, the sponsor, and our license agreement with respect to the Dow Jones Industrial Average®. Additional information regarding the Dow Jones Industrial Average®, including its sectors, sector weightings and top constituents, may be available on S&P Dow Jones Indices LLC’s website.

Historical Information

We obtained the closing levels of the Dow Jones Industrial Average® in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Dow Jones Industrial Average® for the period from January 1, 2020 to December 30, 2025. The closing level on December 30, 2025 was 48,367.06. The historical performance of the Dow Jones Industrial Average® should not be taken as an indication of the future performance of the Dow Jones Industrial Average® during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the Dow Jones Industrial Average® should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the Dow Jones Industrial Average® on any call date or its ending level. We cannot give you assurance that the performance of the Dow Jones Industrial Average® will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Indices. If the securities are so treated, upon taxable disposition (including cash settlement) of your securities, you should generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. However, it is possible that the IRS could assert that your holding period in respect of your securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your securities is determined, even though you will not receive any amounts in respect of your securities prior to the maturity or automatic call of your securities. In such case, you may be treated as having a holding period in respect of your securities prior to the maturity or automatic call of your securities, and such holding period may be treated as one year or less even if you receive cash upon the maturity or automatic call of your securities at a time that is more than one year after the beginning of your holding period. Although uncertain, it is possible that the Call Premium, or proceeds received from the taxable disposition (including cash settlement) of your securities prior to the Call Date that could be attributed to the expected Call Premium, could be treated as ordinary income or as short-term capital gain. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. holder, subject to Section 871(m) of the Code and Section 897 of the Code (each as discussed below) and FATCA (as discussed in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such index constituent stock issuer and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the Indices and our determination that the securities are not “delta-one” with respect to the Indices or any index constituent stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying Indices, index constituent stock, or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying Indices, index constituent stock or the securities. If you enter, or have entered, into other transactions in respect of the underlying Indices, constituent stock or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial Average® due January 4, 2030

Validity of the Securities

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the securities offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.